Exhibit 21.1


                              LIST OF SUBSIDIARIES


                                                     Jurisdiction of
Name                                                 Incorporation
----                                                 -------------

Percon Europe S.A.                                   France

Percon Incorporated Foreign Sales Corporation        Barbados